Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in his capacity as an officer of Mid-State Bancshares (the “Company”) that to our knowledge the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: November 7, 2005	/s/ James W. Lokey
JAMES W. LOKEY

President and

Chief Executive Officer

(Principal Executive Officer)

Date: November 7, 2005	/s/ James G. Stathos
JAMES G. STATHOS
Executive Vice President and
Chief Financial Officer
(Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to  Mid-State Bancshares and will be retained by Mid-State Bancshares and furnished to the Securities and Exchange Commission or its staff upon request.